UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2017

SIRRUS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-199818	81-4158931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11340 Lakefield Drive, Suite 200, Johns Creek, GA	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 263-7622

N/A

(Former name or former address, if changed since last report.)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: 646.502.5900

F: 646.826.9200

pmagri@magrilaw.com

www.magrilaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 6, 2017, Sirrus Corp., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (“SPA”), with GW Holdings Group, LLC, a New York limited liability company (the “Buyer” or “GWH”), providing for the purchase of two (2) convertible promissory notes in the aggregate principal amount of $52,500.00 (the “Notes”), with the first Note being in the principal amount of $26,250.00 (the “First Note”) and the second Note being in the principal amount of $26,250.00 (the “Back-End Note”). The First Note was funded on July 10, 2017, with the Company receiving $25,000, net of $1,250 in fees.

Each Note bears interest at the rate of 10% per annum, and is due and payable on July 6, 2018. Interest shall be paid by the Company in Common Stock (“Interest Shares”). The Buyer may, at any time, send in a Notice of Conversion to the Company for Interest Shares. The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of the Notes to the date of such notice.

In connection with the Back-End Note, on July 6, 2017, the Buyer issued a recourse promissory note to the Company in the principal amount of $26,250.00 to offset the Back-End Note and secured by the Back-End Note (the “Secured Note”). The Secured Note bears interest at the rate of 10% per annum is payable no later than July 6, 2018, unless the Company does not meet the “current information requirements” required under Rule 144 of the Securities Act, in which case the Buyer may declare the Back-End Note to be in Default (as defined in that note) and cross cancel its payment obligations under the Secured Note as well as the Company’s payment obligations under the Back-End Note.

During the first six-month period after the First Note is issued, the Company may redeem the First Note by paying to an amount equal to 135% of the face amount plus any accrued interest during the first 90 days after issuance; 145% of the face amount plus any accrued interest from the 91st day through the 150th day after issuance; and 150% of the face amount plus any accrued interests from the 151st day through the 180th day after issuance. The First Note may not be prepaid after the 180th day after issuance. The Back-End Note may not be prepaid.

GWH, or other permitted holder (“Holder”), may convert all or any amount the principal face amount of the Notes then outstanding and accrued interest into shares of the Company's Common Stock at a price (“Conversion Price”) per share equal to 50% of the lesser of the lowest closing bid or the lowest trading price: (i) twenty prior trading days, including the day upon which a Notice of Conversion is received by the Company (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price), or (ii) the twenty prior trading days immediately preceding the issuance date of the Notes. The number of issuable shares will be rounded to the nearest whole share, and no fractional shares or scrip representing fractions of shares will be issued on conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price discount shall be increased to 60% while that “Chill” is in effect. Notwithstanding anything to the contrary contained in the Notes, the Notes shall not be convertible by the holder thereof, and Company shall not effect any conversion of the Notes or otherwise issue any shares of Common Stock to the extent (but only to the extent) that the holder together with any of its affiliates would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Company’s outstanding Common Stock. The Holder may send in a Notice of Conversion to the Company for Interest Shares based on the formula provided above.

Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, (ii) a reclassification, capital reorganization or other change or exchange of outstanding shares of the Common Stock, other than a forward or reverse stock split or stock dividend, or (iii) any consolidation or merger of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a “Sale Event”), then, in each case, the Company shall, upon request of the Holder, redeem the Notes in cash for 150% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of the Notes (together with the amount of accrued but unpaid interest) into shares of Common Stock immediately prior to such Sale Event at the Conversion Price.

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While the Notes are outstanding and to the extent the Company grants any other party more favorable investment terms, which will include but not be limited to, interest rate, original issue discount, conversion discount or look-back period. The terms of the Notes shall automatically adjust to match those more favorable terms.

The SPA and Notes contain certain representations, warranties, covenants and Events of Default, including, but not limited to the, following Events of Default:

(a)	The Company shall default in the payment of principal or interest on the Notes or any other note issued to the Holder by the Company; or

(b)	The Company does not notify the Holder within three (3) business days of granting another party more favorable investment terms; or

(c)	One or more money judgments, writs or warrants of attachment, or similar process, in excess of twenty-six thousand two hundred fifty dollars ($26,250) in the aggregate, shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(d)	The Company shall have defaulted on or breached any term of any other note of similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period; or

(e)	The Company shall have its Common Stock delisted from an exchange (including the OTCBB exchange) or, if the Common Stock trades on an exchange, then trading in the Common Stock shall be suspended for more than 10 consecutive days; or

(f)	If a majority of the members of the Board of Directors of the Company on the date hereof are no longer serving as members of the Board; or

(g)	The Company shall not deliver to the Holder the Common Stock without restrictive legend within 3 business days of its receipt of a Notice of Conversion; or

(h)	The Company shall not be “current” in its filings with the Securities and Exchange Commission; or

(i)	The Company shall lose the “bid” price for its stock in a market (including the OTCQB marketplace or other exchange); or

(j)	The Company is in arrears for more than 30 days with its Transfer Agent, the conversion discount shall be increased from 45% to 60%.

Upon the occurrence of an Event of Default, then, or at any time thereafter, unless cured within 5 days, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider the Notes immediately due and payable. Upon an Event of Default, interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. If the Notes are not paid on the Maturity Date, the outstanding principal due under the Notes shall increase by 10%.

The Company agreed in the SPA that in the event the Company completes a registration statement for its securities prior to the date on which the Notes are eligible for conversion into legend free shares under Rule 144, the shares issuable upon conversion of that the Notes shall be “piggybacked” onto the registration statement, unless waived in writing by Buyer.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this Form 8-K is incorporated by reference herein.

The Company issued the Notes pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available under Section 4(a)(2) promulgated thereunder in light of the fact the sale was an isolated transaction not involving a public offering of securities, that the Buyer represented in the SPA that it was purchasing the Notes and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Notes for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act and that it was an “accredited investor, as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

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Item 9.01. Financial Statements and Exhibits.

Exhibit No.:	Description:

4.1	10% Convertible Promissory Note, dated July 6, 2017, issued by Sirrus Corp. to GW Holdings Group, LLC

4.2	10% Convertible Promissory Back-End Note, dated July 6, 2017, issued by Sirrus Corp. to GW Holdings Group, LLC

4.3	10% Secured Promissory Note, dated July 6, 2017, issued by GW Holdings Group, LLC to Sirrus Corp.

10.1	Securities Purchase Agreement, dated July 6, 2017, between Sirrus Corp. and GW Holdings Group, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRRUS CORP.

Date: July 13, 2017	By:	/s/ Sparrow Marcioni
	Name:	Sparrow Marcioni
	Title:	Chief Executive Officer, President, Secretary & Treasurer

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